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                          ICON HEALTH & FITNESS, INC.

            Offer to Exchange all Outstanding 11.25% Notes Due 2012
           That Were Sold in a Transaction Exempt From Registration
         Under the Securities Act of 1933, As Amended, Pursuant to the
                        Prospectus Dated March 28, 2002
                                      for
                     11.25% Notes Due 2012 Which Have Been
            Registered Under the Securities Act of 1933, As Amended

PLEASE NOTE THAT THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT
5:00 P.M., NEW YORK CITY TIME, ON              , 2002, UNLESS EXTENDED (SUCH
TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE") OR TERMINATED.

         , 2002

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

   Enclosed for your consideration is a Prospectus, dated              , 2002
(as the same may be amended from time to time, the "Prospectus") of ICON Health & Fitness, Inc. (the "Company") and the related Letter of Transmittal (the "Letter of Transmittal" and, together with the Prospectus, the "Exchange Offer") relating to the offer by the Company to exchange its 11.25% Notes due 2012 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act") for a like principal amount of the Company's issued and outstanding 11.25% Notes due 2012 (the "Old Notes"), upon the terms and subject to the conditions of the Exchange Offer.

   We are asking you to contact your clients for whom you hold Old Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Old Notes registered in their own name.

   For your information, and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

    1. The Prospectus;

    2. A Letter of Transmittal for your use in connection with the tender of Old Notes and for the information of your clients;

    3. A printed form of letter, including a Letter of Instructions, which may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

    4. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Old Notes and all other required documents cannot be delivered to The Bank of New York (the "Exchange Agent") prior to the Expiration Date;

    5. A return envelope addressed to the Exchange Agent;

    6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

   Depository Trust Company ("DTC") participants will be able to execute tenders through the DTC Automated Tender Offer Program.

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WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
            , 2002, UNLESS EXTENDED OR TERMINATED.

   The Company will not pay any fees or commissions to any broker or dealer or other person (other than the Exchange Agent) in connection with the Exchange Offer. However, the Company will reimburse you for customary mailing and handling expenses incurred in forwarding the enclosed materials to your clients.

   Any inquiries you may have with respect to the Exchange Offer should be addressed to the Exchange Agent, at its address and telephone number as set forth in the enclosed Letter of Transmittal. Additional copies of the enclosed materials may be obtained from the Exchange Agent.

                                          Very truly yours,

                                          ICON HEALTH & FITNESS, INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON THE AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER EXCEPT FOR THE DOCUMENTS ENCLOSED HEREWITH AND STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.